Exhibit 99.1

News Release

NETGEAR® REPORTS FIRST QUARTER 2009 RESULTS

Highlights:

•	Net revenue of $152.0 million, compared to $198.2 million in the comparable prior year quarter

•	Non-GAAP net income of $1.8 million, compared to net income of $14.1 million in the comparable prior year quarter

•	Non-GAAP diluted earnings per share of $0.05, compared to diluted earnings per share of $0.39 in the comparable prior year quarter

•	Second quarter 2009 net revenue guidance in the range of $135 million to $145 million, with non-GAAP operating margin guidance in the range of 3% to 5%

SAN JOSE, California – April 22, 2009 – NETGEAR, Inc. (NASDAQGM: NTGR), a worldwide provider of technologically innovative, branded networking products, today reported financial results for the first quarter ended March 29, 2009.

Net revenue for the first quarter ended March 29, 2009 was $152.0 million, compared to $198.2 million for the first quarter ended March 30, 2008, and $161.4 million in the fourth quarter ended December 31, 2008. Net income, computed in accordance with GAAP, for the first quarter of 2009 was $42,000, or $0.00 per diluted share. This compared to net income of $11.2 million for the first quarter of 2008 and to a net loss of $7.3 million in the fourth quarter of 2008. Diluted earnings per share, computed in accordance with GAAP, was $0.31 for the first quarter of 2008 and a loss of $0.21 for the fourth quarter of 2008.

Gross margin on a non-GAAP basis in the first quarter of 2009 was 29.2%, compared to 32.9% in the year ago quarter, and 31.2% in the fourth quarter of 2008. The gross margin decline in the first quarter of 2009 was primarily attributed to the continued impact of the strengthening U.S. dollar. Non-GAAP operating margin was 3.7% in the first quarter of 2009, compared to 9.5% in the first quarter of 2008, and 5.6% in the fourth quarter of 2008. Non-GAAP net income was $0.05 per diluted share in the first quarter of 2009, compared to non-GAAP net income of $0.39 per diluted share in the first quarter of 2008, and $0.07 net loss per diluted share in the fourth quarter of 2008.

The differences between GAAP and non-GAAP financial measures include adjustments, net of any tax effect, for amortization of purchased intangibles, stock-based compensation, impairment of certain long-lived assets, restructuring, in-process research and development, acquisition related compensation and litigation reserves. Specifically excluded from non-GAAP income from operations in the first quarter of 2009 is $2.5 million in charges relating to three patent litigation settlements recently entered into by the Company. The accompanying schedules provide a reconciliation of financial measures computed on a GAAP basis to financial measures computed on a non-GAAP basis.

Patrick Lo, Chairman and Chief Executive Officer of NETGEAR, commented, “In the first quarter of 2009, as expected, we experienced continued weakening in the macroeconomic environment and end market demand. In light of this economic slowdown, we achieved net revenue of $152.0 million, a slight decline from the fourth quarter of 2008, but above our initial guidance of $135 million to $145 million. During the quarter, we experienced stabilization in consumer retail sales and an incremental decline in SMB sales. Product wise, we continued to see a strong market shift to 11n Wifi products. Our net revenue from service providers was approximately 27% of total net revenue, as compared to 18% in the fourth quarter of 2008, and 28% in the first quarter of 2008. We were pleased to add Telkom South Africa to our service provider customer list in the first quarter.

On the innovation front, we enjoyed significant success in the first quarter introducing 14 new products to the marketplace. Among the notable launches, we introduced ProSecure Web/Email Security Appliance STM150, High Performance 4 Bay Desktop Network Attached Storage ReadyNAS Xtra, High Power Hot Spot Access Points for

service providers and 50 port Layer 3 10/100 stackable switch. Well received in the current market, we believe that the sales volume of these new products will ramp quickly in the coming quarters. In spite of the present economic environment, we are confident that with our winning combination of consistent innovation, variety in product offerings and focused channel programs, we will continue to gain on our competitors and further our market share.”

Christine Gorjanc, Chief Financial Officer of NETGEAR, said, “We ended the first quarter of 2009 with $200.3 million in cash, cash equivalents and short-term investments, compared to $203.0 million at the end of the fourth quarter of 2008, and $200.8 million at the end of the first quarter of 2008. Our net inventory ended at $92.0 million, compared to $112.2 million at the end of the fourth quarter of 2008, and $97.6 million at the end of the first quarter of 2008. We expect our US and European distributors to continue to reduce their inventory in the second quarter. However, we anticipate that US retailers will increase their stock levels towards the end of the second quarter, in preparation for the back to school season beginning in mid-July.”

Net revenue by geography comprises gross revenue less such items as marketing incentives paid to customers, sales returns and price protection. The following table shows net revenue by geography for the periods indicated:

Net revenue by geography:

	Three months ended
	March 29, 2009		December 31, 2008		March 30, 2008
North America	$65,219	43%	$68,845	43%	$79,203	40%
Europe, Middle-East and Africa	74,166	49%	76,685	47%	98,145	50%
Asia Pacific	12,633	8%	15,829	10%	20,806	10%

	$152,018	100%	$161,359	100%	$198,154	100%

Looking ahead, Mr. Lo commented, “We expect end market demand will continue to be constrained in the second quarter, especially with the typical seasonal weakness. We anticipate that the reduction in distributors’ channel inventory will continue. However, we foresee improvement of our gross margin in the second quarter 2009 due to our consistent efforts in product cost reduction and slight improvement in foreign currency pricing. For the second quarter 2009, we expect revenue in the range of approximately $135 million to $145 million and non-GAAP operating margin to be in the range of 3% to 5%.”

Investor Conference Call / Webcast Details

NETGEAR will review the first quarter 2009 results and discuss management’s expectations for the second quarter of 2009 today, Wednesday, April 22, 2009 at 5 p.m. EDT (2 p.m. PDT). The dial-in number for the live audio call is (201) 689-8560. A live webcast of the conference call will be available on NETGEAR’s website at www.netgear.com. A replay of the call will be available 2 hours following the call through midnight EDT (9 p.m. PDT) on Wednesday, April 29, 2009 by telephone at (201) 612-7415 and via the web at www.netgear.com. The account number to access the phone replay is 3055 and the conference ID number is 319005.

About NETGEAR, Inc.

NETGEAR (NASDAQGM: NTGR) designs innovative, branded technology solutions that address the specific networking, storage, and security needs of small- to medium-sized businesses and home users. The company offers an end-to-end networking product portfolio to enable users to share Internet access, peripherals, files, multimedia content, and applications among multiple computers and other Internet-enabled devices. Products are built on a variety of proven technologies such as wireless, Ethernet and powerline, with a focus on reliability and ease-of-use. NETGEAR products are sold in over 29,000 retail locations around the globe, and via more than 41,000 value-added resellers. The company’s headquarters are in San Jose, Calif., with additional offices in 25 countries. NETGEAR is an ENERGY STAR® partner. More information is available by visiting www.netgear.com or calling (408) 907-8000.

© 2009 NETGEAR, Inc. NETGEAR, the NETGEAR logo, ProSecure and ReadyNAS are registered trademarks of NETGEAR, Inc. in the United States and/or other countries. The information contained herein is subject to change without notice. NETGEAR shall not be liable for technical or editorial errors or omissions contained herein. All rights reserved.

Contact:

Joseph Villalta

The Ruth Group

(646) 536-7003

jvillalta@theruthgroup.com

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 for NETGEAR, Inc.:

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. The words “anticipate”, “expect”, “believe”, “will”, “may”, “should”, “estimate”, “project”, “outlook”, “forecast” or other similar words are used to identify such forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. The forward-looking statements represent NETGEAR, Inc.’s expectations or beliefs concerning future events based on information available at the time such statements were made and include statements, among others, regarding NETGEAR’s expected revenue, earnings, gross and operating margin and operating income on both a GAAP and non-GAAP basis, the effect of the global economic environment on the company’s business, the impact of implementing cost cutting measures to counteract the effects of the current economic environment, our ability to manage inventory and the extent to which our customers will reduce or increase inventory, the long term future of NETGEAR’s business, our continued success in the SMB market, our ability to innovate, anticipated new product offerings, current and future demand for the Company’s existing and anticipated new products, willingness of consumers to purchase and use the Company’s products, and ability to increase distribution and market share for the Company’s products domestically and worldwide. These statements are based on management’s current expectations and are subject to certain risks and uncertainties, including, without limitation, the following: future demand for the Company’s products may be lower than anticipated; consumers may choose not to adopt the Company’s new product offerings or adopt competing products; product performance may be adversely affected by real world operating conditions; the Company may be unsuccessful or experience delays in manufacturing and distributing its new and existing products; telecommunications service providers may choose to slow their deployment of the Company’s products or utilize competing products; the Company may be unable to collect receivables as they become due; the Company may fail to manage costs, including the cost of developing new products and manufacturing and distribution of its existing offerings; channel inventory information reported is estimated based on the average number of weeks of inventory on hand on the last Saturday of the quarter, as reported by certain of NETGEAR’s customers; changes in the level of NETGEAR’s cash resources and the company’s planned usage of such resources, changes in the company’s stock price and developments in the business that could increase the company’s cash needs, fluctuations in foreign exchange rates, and the actions and financial health of our customers. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. Further information on potential risk factors that could affect NETGEAR and its business are detailed in the Company’s periodic filings with the Securities and Exchange Commission, including, but not limited to, those risks and uncertainties listed in the section entitled “Part I - Item 1A. Risk Factors,” pages 11 through 26, in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, filed with the Securities and Exchange Commission on March 4, 2009. NETGEAR undertakes no obligation to release publicly any revisions to any forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Use of Non-GAAP Financial Information:

To supplement our consolidated financial statements presented on a GAAP basis, NETGEAR uses non-GAAP financial measures, which are adjusted to exclude certain expenses and tax benefits, where applicable, we believe appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our current period GAAP results are made with the intent of providing both management and investors a more complete understanding of NETGEAR’s underlying operational results and trends and our marketplace performance. For example, the non-GAAP results are an indication of our baseline performance before charges that are considered by management to be outside of our core operating results. In addition, these adjusted non-GAAP results are among the primary indicators management uses as a basis for our planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial measures prepared in accordance with generally accepted accounting principles in the United States.

-Financial Tables Attached-

NETGEAR, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	March 29, 2009	December 31, 2008
ASSETS
Current assets:
Cash and cash equivalents	$190,218	$192,839
Short-term investments	10,080	10,170
Accounts receivable, net	127,984	138,275
Inventories	92,023	112,240
Deferred income taxes	13,222	13,129
Prepaid expenses and other current assets	20,615	22,695

Total current assets	454,142	489,348
Property and equipment, net	18,612	20,292
Intangibles, net	12,058	13,311
Goodwill	61,439	61,400
Other non-current assets	2,039	1,858

Total assets	$548,290	$586,209

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$34,913	$60,073
Accrued employee compensation	6,247	7,177
Other accrued liabilities	74,793	87,747
Deferred revenue	19,375	21,508

Total current liabilities	135,328	176,505
Non-current income taxes payable	12,382	12,357
Other non-current liabilities	6,710	6,389

Total liabilities	154,420	195,251
Stockholders’ equity
Common stock	34	34
Additional paid-in capital	269,162	266,070
Cumulative other comprehensive income	32	67
Retained earnings	124,642	124,787

Total stockholders’ equity	393,870	390,958

Total liabilities and stockholders’ equity	$548,290	$586,209

NETGEAR, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three months ended
	March 29, 2009	December 31, 2008	March 30, 2008
Net revenue	$152,018	$161,359	$198,154
Cost of revenue	109,087	112,900	134,291

Gross profit	42,931	48,459	63,863

Operating expenses:
Research and development	7,353	8,184	8,738
Sales and marketing	25,902	27,247	33,028
General and administrative	8,237	8,495	7,313
Restructuring	676	965	—
In-process research and development	—	1,800	—
Litigation reserves	2,532	575	51

Total operating expenses	44,700	47,266	49,130

Income (loss) from operations	(1,769)	1,193	14,733
Interest income	304	808	1,512
Other income (expense), net	1,047	(6,560)	2,843

Income (loss) before income taxes	(418)	(4,559)	19,088
Provision for (benefit from) income taxes	(460)	2,784	7,862

Net income (loss)	$42	$(7,343)	$11,226

Net income (loss) per share:
Basic	$0.00	$(0.21)	$0.32

Diluted	$0.00	$(0.21)	$0.31

Weighted average shares outstanding used to compute net income (loss) per share:
Basic	34,351	34,780	35,316

Diluted	34,602	34,780	35,941

Stock-based compensation expense was allocated as follows:
Cost of revenue	$242	$207	$222
Research and development	520	719	801
Sales and marketing	1,055	842	847
General and administrative	1,099	885	928

NETGEAR, INC.

NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

Excluding amortization of purchased intangibles, stock-based compensation, impairment of certain long-lived assets, restructuring, in-process research and development, acquisition related compensation and litigation reserves, net of tax.

(In thousands, except per share data)

(Unaudited)

	Three months ended
	March 29, 2009	December 31, 2008	March 30, 2008
Net revenue	$152,018	$161,359	$198,154
Cost of revenue	107,592	110,978	132,886

Gross profit	44,426	50,381	65,268

Operating expenses:
Research and development	6,833	7,365	7,879
Sales and marketing	24,847	26,405	32,181
General and administrative	7,138	7,610	6,385

Total operating expenses	38,818	41,380	46,445

Income from operations	5,608	9,001	18,823
Interest income	304	808	1,512
Other income (expense), net	1,047	(6,560)	2,843

Income before income taxes	6,959	3,249	23,178
Provision for income taxes	5,113	5,756	9,074

Net income (loss)	$1,846	$(2,507)	$14,104

Net income (loss) per share:
Basic	$0.05	$(0.07)	$0.40

Diluted	$0.05	$(0.07)	$0.39

Weighted average shares outstanding used to compute net income (loss) per share:
Basic	34,351	34,780	35,316

Diluted	34,602	34,780	35,941

NETGEAR, INC.

RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES

(In thousands, except per share data)

(Unaudited)

STATEMENT OF OPERATIONS DATA:

	Three months ended
	March 29, 2009	December 31, 2008	March 30, 2008
GAAP gross profit	$42,931	$48,459	$63,863
Amortization of intangible assets	1,253	1,108	1,183
Stock-based compensation expense	242	207	222
Impairment of long-lived assets	—	607	—

Non-GAAP gross profit	$44,426	$50,381	$65,268

Non-GAAP gross margin	29.2%	31.2%	32.9%

GAAP research and development	$7,353	$8,184	$8,738
Stock-based compensation expense	(520)	(719)	(801)
Acquisition related compensation	—	(100)	(58)

Non-GAAP research and development	$6,833	$7,365	$7,879

GAAP sales and marketing	$25,902	$27,247	$33,028
Stock-based compensation expense	(1,055)	(842)	(847)

Non-GAAP sales and marketing	$24,847	$26,405	$32,181

GAAP general and administrative	$8,237	$8,495	$7,313
Stock-based compensation expense	(1,099)	(885)	(928)

Non-GAAP general and administrative	$7,138	$7,610	$6,385

GAAP total operating expenses	$44,700	$47,266	$49,130
Stock-based compensation expense	(2,674)	(2,446)	(2,576)
Restructuring	(676)	(965)	—
In-process research and development	—	(1,800)	—
Acquisition related compensation	—	(100)	(58)
Litigation reserves	(2,532)	(575)	(51)

Non-GAAP total operating expenses	$38,818	$41,380	$46,445

NETGEAR, INC.

RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES (CONTINUED)

(In thousands, except per share data)

(Unaudited)

STATEMENT OF OPERATIONS DATA (CONTINUED):

	Three months ended
	March 29, 2009	December 31, 2008	March 30, 2008
GAAP operating income (loss)	$(1,769)	$1,193	$14,733
Amortization of intangible assets	1,253	1,108	1,183
Stock-based compensation expense	2,916	2,653	2,798
Impairment of long-lived assets	—	607	—
Restructuring	676	965	—
In-process research and development	—	1,800	—
Acquisition related compensation	—	100	58
Litigation reserves	2,532	575	51

Non-GAAP operating income	$5,608	$9,001	$18,823

Non-GAAP operating margin	3.7%	5.6%	9.5%

GAAP net income (loss)	$42	$(7,343)	$11,226
Amortization of intangible assets	1,253	1,108	1,183
Stock-based compensation expense	2,916	2,653	2,798
Impairment of long-lived assets	—	607	—
Restructuring	676	965	—
In-process research and development	—	1,800	—
Acquisition related compensation	—	100	58
Litigation reserves	2,532	575	51
Tax effect	(5,573)	(2,972)	(1,212)

Non-GAAP net income (loss)	$1,846	$(2,507)	$14,104

NET INCOME PER SHARE:

	Three months ended
	March 29, 2009	December 31, 2008	March 30, 2008
GAAP net income (loss) per diluted share	$0.00	$(0.21)	$0.31
Amortization of intangible assets	0.04	0.03	0.03
Stock-based compensation expense	0.08	0.08	0.08
Impairment of long-lived assets	—	0.02	—
Restructuring	0.02	0.03	—
In-process research and development	—	0.05	—
Acquisition related compensation	—	0.00	0.00
Litigation reserves	0.07	0.02	0.00
Tax effect	(0.16)	(0.09)	(0.03)

Non-GAAP net income (loss) per diluted share	$0.05	$(0.07)	$0.39

NETGEAR, INC.

SUPPLEMENTAL FINANCIAL INFORMATION

(In thousands, except per share data)

(Unaudited)

	Three months ended
	March 29, 2009	December 31, 2008	September 28, 2008	June 29, 2008	March 30, 2008
Cash, cash equivalents and short-term investments	$200,298	$203,009	$202,187	$186,828	$200,793
Cash, cash equivalents and short-term investments per diluted share	$5.79	$5.84	$5.66	$5.22	$5.59

Accounts receivable, net	$127,984	$138,275	$150,552	$159,039	$155,843
Days sales outstanding (DSO)	74	81	76	71	71

Inventories	$92,023	$112,240	$125,711	$106,387	$97,604
Ending inventory turns	4.7	4.0	3.7	5.2	5.5

Weeks of channel inventory:
U.S. retail channel	10.0	9.6	11.4	13.6	10.0
U.S. distribution channel	5.4	5.2	5.5	5.1	4.3
EMEA distribution channel	5.6	5.7	5.1	6.0	5.7
APAC distribution channel	5.7	6.7	7.2	6.0	4.7

Deferred revenue	$19,375	$21,508	$13,346	$4,339	$7,453

Headcount	568	579	568	563	565
Weighted average diluted shares	34,602	34,780	35,721	35,792	35,941